LETTER OF TRANSMITTAL

to tender any and all

Zero-Coupon Convertible Senior Notes Due 2021

(CUSIP Nos. 460690AP5 and 460690AQ3)

of

The Interpublic Group of Companies, Inc.

pursuant to the offer to purchase

dated March 10, 2003

The offer (as defined herein) will expire at 12:00 midnight, New York City time, on April 4, 2003, unless the offer is extended (such time and date with respect to the offer, as it may be extended, the “expiration date”). Tendered notes may be withdrawn at any time prior to the expiration date.

The depositary for the offer is:

Mellon Investor Services LLC

By Facsimile:

(For Eligible Institutions only):

(201) 296-4293

Confirmation:

(201) 296-4860

By Mail:	By Overnight Courier:	By Hand:

P.O. Box 3301 South Hackensack, New Jersey 07606	85 Challenger Road 2nd Floor Ridgefield Park, NJ 07660 Attn: Reorganization Dept.	120 Broadway, 13th Floor New York, New York 10271

Delivery of this letter of transmittal to an address other than as set forth above, or transmission of instructions via a fax number other than as listed above, will not constitute a valid delivery. The instructions accompanying this letter of transmittal should be read carefully before this letter of transmittal is completed.

By execution hereof, the undersigned acknowledges receipt of the offer to purchase, dated March 10, 2003 (as the same may be supplemented, modified or amended from time to time, the “offer to purchase”), of The Interpublic Group of Companies, Inc. (“Interpublic”) and this letter of transmittal and instructions hereto (the “letter of transmittal”), which, together with the offer to purchase, constitute the offer (the “offer”) by Interpublic to the holders of all of its Zero-Coupon Convertible Senior Notes Due 2021 (the “notes”), to purchase in cash any and all of the outstanding notes upon the terms and subject to the conditions set forth in the offer.

This letter of transmittal is to be completed by holders of the notes and tenders of the notes are to be made by book-entry transfer to an account maintained by Mellon Investor Services LLC (the “depositary”) at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the section entitled “Procedures for Tendering Notes” of the offer to purchase.

Holders of notes who are tendering by book-entry transfer to the depositary’s account at DTC can execute the tender through DTC’s Automated Tender Offer Program (“ATOP”). DTC participants that are accepting the offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the depositary’s account at DTC. DTC will then send an agent’s message to the depositary for its acceptance. Delivery of the agent’s message by DTC (a “book-entry confirmation”) will satisfy the terms of the offer as to the execution and delivery of a letter of transmittal by the participant identified in the agent’s message. Delivery of documents to DTC does not constitute delivery to the depositary.

Holders who are unable to deliver a book-entry confirmation on or prior to the expiration date must tender their notes through the guaranteed delivery procedures described in the section entitled “Procedures for Tendering Notes—Guaranteed Delivery” of the offer to purchase.

The instructions included with this letter of transmittal must be followed. Questions and requests for assistance or for additional copies of the offer to purchase and this letter of transmittal may be directed to Salomon Smith Barney Inc., the dealer manager for the offer, or Mellon Investor Services LLC, the information agent, in each case at the address and telephone number set forth on the back cover page of this letter of transmittal. See Instruction 11 below.

TENDER OF NOTES

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

List below the notes to which this letter of transmittal relates. If the space provided is inadequate, list the additional information on a separately executed schedule and affix the schedule to this letter of transmittal. Tenders of notes will be accepted only in principal amounts at maturity equal to $1,000 or integral multiples thereof. No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF NOTES

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held	Aggregate Principal Amount at Maturity Represented	Aggregate Principal Amount at Maturity Tendered*

Total Principal Amount at Maturity of Notes:

* Unless otherwise specified, it will be assumed that the entire aggregate principal amount at maturity represented by the notes described above is being tendered. See Instruction 4.

The name(s) and address(es) of the holder(s) should be printed exactly as such DTC participant’s name appears on the security position listing as the owner of notes or by person(s) authorized to become registered holder(s) by documents transmitted herewith. The notes and the principal amount at maturity of notes that the undersigned wishes to tender should be indicated in the appropriate boxes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to The Interpublic Group of Companies, Inc. (“Interpublic”), upon the terms and subject to the conditions set forth in the offer to purchase, dated March 10, 2003 (the “offer to purchase”), receipt of which is hereby acknowledged, and in accordance with this letter of transmittal (which together with the offer to purchase, constitutes the “offer”), the principal amount at maturity of notes indicated in the table above entitled “Description of Notes” under the column heading “Aggregate Principal Amount at Maturity Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount at maturity represented by the notes described in such table).

Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount at maturity of notes tendered herewith in accordance with the terms and subject to the conditions of the offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Interpublic, all right, title and interest in and to all of the notes tendered hereby and waives any and all other rights with respect to the notes (including, without limitation, any existing or past defaults and their consequences in respect of the notes and the indenture under which the notes were issued) and releases and discharges Interpublic from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the notes, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to such notes or to participate in any repurchase, redemption or defeasance of the notes. The undersigned hereby irrevocably constitutes and appoints the depositary the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the depositary also acts as the agent of Interpublic) with respect to any tendered notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) transfer ownership of such notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity, to or upon the order of Interpublic, (ii) present such notes for transfer on the security register for the notes and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such notes (except that the depositary will have the rights to, or control over, funds from Interpublic, as an agent of Interpublic, for the purchase price for any notes tendered pursuant to the offer that are purchased by Interpublic), all in accordance with the terms of the offer.

The undersigned understands that tenders of notes may be withdrawn prior to the expiration date by written notice of withdrawal, containing the information described in the offer to purchase, received by the depositary at any time on or prior to 12:00 midnight, New York City time, on the expiration date. In the event of a termination of the offer, the notes tendered will be credited to the account maintained at DTC designated herein as the account from which such notes were delivered, unless otherwise requested by such holder under “A. Special Issuance/Delivery Instructions” in this letter of transmittal. The undersigned understands that in order to be valid, a written or facsimile transmission notice of withdrawal or revocation must be received by the depositary prior to the expiration date at its address set forth on the back cover of this letter of transmittal. Any such notice of withdrawal must (i) specify the name of the person who tendered the notes to be withdrawn; (ii) identify the notes to be withdrawn, including the principal amount at maturity of notes to be withdrawn; (iii) specify the number of the account at DTC from which the notes were tendered; and (iv) be signed by the holder of the notes in the same manner as the original signature on this letter of transmittal (including a guarantee by a Medallion Signature Guarantor, if this letter of transmittal contained a signature guaranteed by a Medallion Signature Guarantor as required by Instruction 1 below), and otherwise comply with the procedures of DTC.

The undersigned understands that tenders of notes pursuant to any of the procedures described in the offer to purchase and in the instructions hereto and acceptance of such notes by Interpublic will constitute a binding agreement between the undersigned and Interpublic upon the terms and subject to the conditions of the offer, as described in the offer to purchase. For purposes of the offer, the undersigned understands that validly tendered notes (or defectively tendered notes with respect to which Interpublic has, or has caused to be, waived such defect) will be deemed to have been accepted by Interpublic upon expiration of the offer, unless the offer is terminated prior to the expiration date.

The undersigned hereby represents and warrants that the undersigned (i) owns the notes tendered and is entitled to tender such notes and (ii) has full power and authority to tender, sell, assign and transfer the notes tendered hereby, and that when such tendered notes are accepted for purchase and payment by Interpublic, Interpublic will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or by Interpublic to be necessary or desirable to complete the sale, assignment and transfer of the notes tendered hereby.

All authority conferred or agreed to be conferred by this letter of transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, person and legal representatives, successors and assigns of the undersigned.

The undersigned understands that the delivery and surrender of any notes is not effective, and the risk of loss of the notes does not pass to the depositary, until receipt by the depositary of this letter of transmittal, properly completed and duly executed, or an electronic confirmation pursuant to DTC’s ATOP system (together with a book-entry confirmation), together with all accompanying evidences of authority and any other required documents in form satisfactory to Interpublic. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of notes will be determined by Interpublic, in its sole discretion, which determination shall be final and binding.

Unless otherwise indicated herein under “A. Special Issuance/Delivery Instructions,” the undersigned hereby request(s) that any notes representing principal amounts at maturity not tendered or not accepted for purchase be issued in the name(s) of, and delivered to, the undersigned by book-entry transfer, by credit to the account maintained at DTC designated herein as the account from which such notes were delivered. Unless otherwise indicated herein under “B. Special Payment Instructions,” the undersigned hereby request(s) that any checks for payments to be made in connection with the offer be issued to the order of, and delivered to, the undersigned.

In the event that the “A. Special Issuance/Delivery Instructions” box is completed, the undersigned hereby request(s) that any notes representing principal amounts at maturity not tendered or not accepted for purchase be issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated. The undersigned recognizes that Interpublic has no obligation pursuant to the “A. Special Issuance/Delivery Instructions” box to transfer any notes from the names of the registered holder(s) thereof if Interpublic does not accept for purchase any of the principal amount at maturity of such notes so tendered. In the event that the “B. Special Payment Instructions” box is completed, the undersigned hereby request(s) that checks for payments to be made in connection with the offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated.

A. SPECIAL ISSUANCE/ DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 6)	B. SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY if notes in a principal amount at maturity not tendered or not accepted for purchase are to be issued in the name of someone other than the person(s) whose signature(s) appear(s) within this letter of transmittal or sent to an address different from that shown in the box entitled “Description of Notes” within this letter of transmittal.

Name:

(Please Print)

Address:

(Zip Code)

(Tax Identification or Social Security Number)

To be completed ONLY if checks are to be issued in the name of someone other than the person(s) whose signature(s) appear(s) within this letter of transmittal or sent to an address different from that shown in the box entitled “Description of Notes” within this letter of transmittal.

Name:

(Please Print)

Address:

(Zip Code)

(Tax Identification or Social Security Number)

PLEASE SIGN HERE

By completing, executing and delivering this letter of transmittal, the undersigned hereby tenders the principal amount at maturity of notes listed in the box above labeled “Description of Notes” under the column heading “Aggregate Principal Amount at Maturity Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount at maturity represented by the notes described in such box). An electronic confirmation pursuant to DTC’s ATOP system will satisfy the terms of the offer as to execution and delivery of this letter of transmittal by the participant identified in the book-entry confirmation.

This letter of transmittal must be signed by the holder(s) exactly as such holder’s name(s) appear(s) on the certificate(s) representing the notes, or if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and submit evidence satisfactory to Interpublic of such person’s authority to so act. See Instruction 4.

Signature(s) of Registered Holder(s) or Authorized Signatory

(See guarantee requirement below)

Dated

Name(s)

(Please Print)

Capacity

Address

(Including Zip Code)

Area Code and

Telephone Number

Tax Identification or

Social Security No.

Medallion Signature Guarantee

(If Required—See Instructions 1 and 4)

Authorized Signature

Title

Name of Firm

Address

Printed Name

Dated

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1.    Signature Guarantees.    No signature guarantee on this letter of transmittal is required (i) if the notes are tendered by the registered holder(s) of the notes tendered herewith (which term, for purposes of this document, includes any DTC participant whose name appears on a security position listing as the owner of the notes), unless such holder(s) has completed either the box entitled “A. Special Issuance/Delivery Instructions” or “B. Special Payment Instructions” on this letter of transmittal, or (ii) if such notes are tendered for the account of a firm that is an Eligible Institution. An “Eligible Institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in Rule 17Ad-15): (a) a bank, (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker, (c) a credit union, (d) a national securities exchange, registered securities association or clearing agency, or (e) a savings association. In all other cases, all signatures on this letter of transmittal must be guaranteed by a Medallion Signature Guarantor. A “Medallion Signature Guarantor” is a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. See Instruction 4.

If the notes are registered in the name of a person other than the signer of this letter of transmittal or if payment or delivery is to be made to a person other than the registered holder of the notes tendered, then the tendered notes must be accompanied by duly executed instructions of transfer signed exactly as the name(s) of the registered owner(s) appears on a security position listing as the owner of notes through DTC, with signatures on the instruments of transfer guaranteed by a Medallion Signature Guarantor, as provided in this letter of transmittal. See Instruction 4.

2.    Delivery of Letter of Transmittal and Notes; Guaranteed Delivery Procedures.    This letter of transmittal is to be completed, or an electronic confirmation pursuant to DTC’s ATOP system (together with a book-entry confirmation) is to be transmitted, by holders for tenders that are made pursuant to the procedures for delivery by book-entry transfer set forth in the section entitled “Procedures for Tendering Notes” in the offer to purchase. A properly completed and duly executed letter of transmittal (or manually signed facsimile), or an electronic confirmation pursuant to DTC’s ATOP system (together with a book-entry confirmation), and any other required documents, must be received by the depositary at the address set forth herein on or prior to the expiration date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Delivery of documents to DTC does not constitute delivery to the depositary.

The method of delivery of this letter of transmittal, the notes and all other required documents, including delivery through DTC and any acceptance or book-entry confirmation delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, you should allow sufficient time for such documents to reach the depositary. Except as otherwise provided in this Instruction 2, delivery will be deemed made only when documents are actually received by the depositary.

Holders who cannot complete the procedures for book-entry transfer on or prior to the expiration date may tender their notes pursuant to the guaranteed delivery procedures set forth in the section entitled “Procedures for Tendering Notes—Guaranteed Delivery” in the offer to purchase. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution, (ii) on or prior to the expiration date, the depositary must receive from such Eligible Institution a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), or an electronic confirmation pursuant to DTC’s ATOP system, all other documents required by the letter of transmittal and a Notice of Guaranteed Delivery, substantially in the form provided by Interpublic (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder and the amount of notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the receipt by the depositary of the Notice of Guaranteed Delivery, a book-entry confirmation will be deposited by the Eligible Institution with the depositary, and (iii) a book-entry confirmation must be received by the depositary within three New York Stock Exchange trading days after the receipt by the depositary of the Notice of Guaranteed Delivery. A “New York Stock Exchange trading day” is any date on which The New York Stock Exchange is open for business.

Interpublic will be deemed to have accepted for payment pursuant to the offer and thereby have purchased validly tendered notes that are subject to the offer upon expiration of the offer. No alternative, conditional or contingent tenders will be accepted. All tendering holders, by execution of this letter of transmittal or electronic confirmation pursuant to DTC’s ATOP system (together with book-entry confirmation), waive any right to receive any notice of the acceptance of their notes for payment.

3.    Inadequate Space.    If the space provided herein is inadequate, the principal amount at maturity represented by notes and any other required information should be listed on a separate signed schedule attached hereto.

4.    Signature on Letter of Transmittal, Instruments of Transfer and Endorsements.    If this letter of transmittal is signed by the registered holder(s) of the notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any changes whatsoever. If this letter of transmittal is signed by a participant in DTC whose name is shown as the owner of the notes tendered hereby, the signature must correspond with the name shown on the note position listing as the owner of the notes.

If any of the notes tendered hereby are registered in the name of two or more joint holders, all such holders must sign this letter of transmittal. If any of the notes tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different names.

If this letter of transmittal or any note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Interpublic of such person’s authority to so act must be submitted.

When this letter of transmittal is signed by the registered holders of the notes listed hereby, no endorsements of notes or separate instruments of transfer are required unless payment is to be made, or notes not tendered or purchased are to be issued, to a person other than the registered holders, in which case signatures on such notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

If this letter of transmittal is signed other than by the registered holders of the notes listed, the notes must be endorsed or accompanied by appropriate instruments of transfer and a duly completed proxy entitling the signer to tender such notes on behalf of such registered holders, in any case signed exactly as the name or names of the registered holders of the notes corresponding with the name shown on the note position listing as the owner of the note, and signatures on such notes or instruments of transfer and proxy are required and must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

5.    Withdrawal of Tenders.    Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the section titled “Withdrawal of Tenders” in the offer to purchase.

6.    Partial Tenders.    Tenders of notes pursuant to the offer will be accepted only in principal amounts at maturity equal to $1,000 or integral multiples thereof. If the entire principal amount at maturity of all the notes is not accepted for purchase, the notes not purchased will be returned, without expense, to the tendering holder by crediting the account maintained at DTC from which those notes were delivered, unless otherwise requested by such holder under “A. Special Issuance/Delivery Instructions” in this letter of transmittal.

7.    Special Issuance, Payment and Delivery Instructions.    If a check and/or certificates for notes representing principal amounts at maturity not tendered or not accepted for payment are to be issued in the name of a person other than the signer of this letter of transmittal, or if a check is to be sent and/or such notes are to be returned to someone other than the signer of this letter of transmittal or to an address other than that shown above, the appropriate “A. Special Issuance/Delivery Instructions” or “B. Special Payment Instructions” box on this letter of transmittal should be completed. All notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated above as the account for which such notes were delivered.

8.    Transfer Taxes.    Except as set forth in this Instruction 8, Interpublic will pay or cause to be paid any transfer taxes with respect to the transfer and sale of notes to it, or to its order, pursuant to the offer. If payment of the purchase price is to be made to, or if notes not tendered or purchased are to be registered in the name of, any persons other than the registered owners, or if tendered notes are registered in the name of any persons other than the persons signing this letter of transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such other person will be deducted from the purchase price received by such holder(s) pursuant to the offer (i.e., such purchase price will be reduced) unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

9.    Waiver of Conditions.    The conditions of the offer may be amended or waived by Interpublic, in whole or in part, at any time and from time to time in Interpublic’s sole discretion.

10.    Tax Forms.    Tendering holders may, in certain circumstances, be required to provide their brokers or custodians with an IRS Form W-9 in order to avoid backup withholding in respect of cash paid in redemption of the notes or an IRS Form W-8 in order to avoid withholding tax in respect of amounts treated as interest payable on the notes. For more details, holders are encouraged to consult the section entitled “Certain U.S. Federal Income Tax Considerations” in the offer to purchase and to consult with their brokers or custodians.

11.    Requests for Assistance or Additional Copies.    Any questions or requests for assistance or additional copies of the offer to purchase or this letter of transmittal may be directed to the information agent or the dealer manager at their respective telephone numbers and locations listed below. A holder may also contact such holder’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the offer.

12.    Irregularities.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by Interpublic, in its sole discretion, which determination will be final and binding. Interpublic reserves the absolute right to reject any or all tenders of any notes determined by it not to be in proper form or if the acceptance of or payment for such notes may, in the opinion of Interpublic’s counsel, be unlawful. Interpublic also reserves the absolute right, in its sole discretion, to waive or amend any condition to the offer that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to notes of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. Interpublic’s interpretation of the terms and conditions of the offer (including this letter of transmittal and the instructions hereto) will be final and binding. No tender will be deemed to have been validly made until all defects or irregularities in such tender have been cured or waived. Interpublic, the dealer manager, the depositary, the information agent, and any other person will not be under any duty to give notification of any defects or irregularities in any tender of any notes or notice of withdrawal and will not incur any liability for failure to give any such notification. If Interpublic waives its right to reject a defective tender of notes, the holders will be entitled to receive the applicable purchase price for their tendered notes.

IMPORTANT:

This letter of transmittal, or an electronic confirmation pursuant to DTC’s ATOP system (together with a book-entry confirmation), or a Notice of Guaranteed Delivery, if applicable, and all other required documents must be received by the depositary on or prior to the expiration date.

Manually signed facsimile copies of this letter of transmittal, properly completed and duly executed, will be accepted. This letter of transmittal, or an electronic confirmation pursuant to DTC’s ATOP system (together with a book-entry confirmation), or a Notice of Guaranteed Delivery, if applicable, and all other required documents should be sent or delivered to the depositary at its address set forth below:

The depositary for the offer is:

Mellon Investor Services LLC

By Facsimile:

(For Eligible Institutions only)

(201) 296-4293

For Information or Confirmation by Telephone:

(201) 296-4860

By Mail:	By Overnight Courier:	By Hand:

P.O. Box 3301 South Hackensack, NJ 07606	85 Challenger Road 2nd Floor Ridgefield Park, NJ 07660 Attention: Reorganization Dept.	120 Broadway, 13th Floor New York, NY 10271

Any questions or requests for assistance or for additional copies of the offer to purchase, this letter of transmittal or the Notice of Guaranteed Delivery may be directed to the information agent at the telephone numbers or address set forth below. A holder may also contact the dealer manager at its telephone number set forth below or such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

The information agent for the offer is:

Mellon Investor Services LLC

44 Wall Street, 7th Floor

New York, NY 10005

Banks and Brokers call: (917) 320-6286

All Others Call Toll-Free: (866) 825-8878

The dealer manager for the offer is:

Salomon Smith Barney

390 Greenwich Street

5th Floor

New York, New York 10013

Attention: Tim Drain

Telephone: (212) 723-7406 (call collect)

(877) 531-8365 (toll free)